SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) OF The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 10, 2013

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-13888 (Commission file number)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, P.O. Box 1522, Elmira, NY 14901
(Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2013, Chemung Canal Trust Company (“Chemung Canal”), the wholly-owned banking subsidiary of Chemung Financial Corporation (“CFC”) entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Bank of America, National Association (“BOA”) pursuant to which Chemung Canal agreed to acquire certain assets and assume certain liabilities of six BOA branch offices located in Auburn, Cortland, Ithaca and Seneca Falls, New York. Subject to the terms of the Purchase Agreement, Chemung Canal will acquire approximately $261 million in deposits and $1.6 million in loans, for a purchase price equal to the sum of a deposit premium of 1.5% based on the 30-day average balances prior to the close of the transaction, the aggregate net book value of all assets and accrued interest on the loans acquired. Chemung Canal will not receive any loans that are past due 30 days or more on the closing date.

The Purchase Agreement contains certain customary representations, warranties, and covenants of the parties. Chemung Canal has agreed to offer employment, at least sixty days prior to the closing, to all employees of the to-be-acquired BOA branches who are actively employed as of the closing of the transaction.

The Purchase Agreement may be terminated prior to the closing of the proposed acquisition upon the mutual written agreement of the parties or upon certain other events such as: (i) the termination by either party if any representations and warranties of the other party are not true and correct, (ii) any material breach of any covenant, agreement or obligation, (iii) the closing of the acquisition not occurring within nine months of the date of the Purchase Agreement and not caused by any breach of the party seeking to terminate, or (iv) the failure of either party to receive required regulatory approval to close the transaction.

The Acquisition, which is expected to be completed in the fourth quarter of 2013, is subject to receipt of all required regulatory approvals (and the expiration or termination of all applicable waiting periods) as well as other customary conditions to closing, including the execution and delivery of related transaction documents.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 to this report and incorporated herein by reference.

Item 8.01 Other Events

On July 11, 2013, CFC issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

2.1	Purchase and Assumption Agreement dated as of July 10, 2013.

99.1	Press Release issued by Chemung Financial Corporation dated July 11, 2013 announcing the acquisition of certain branches of Bank of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

July 11, 2013	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer